EMPLOYMENT AGREEMENT - Amendment #2

Interstate General Company L.P. ("IGC") and Paul H. Dillon ("Mr. Dillon") desire to amend and extend Mr. Dillon's employment agreement, which was effective January 1, 2000, amended January 1, 2001, and expires December 31, 2001. As such, the parties agree to be bound by the following terms and conditions:
1.

Base compensation hereby remains at $125,000. Should IGC go to financial close on any waste to energy project during 2002, Mr. Dillon shall have the right to a further compensation review with any adjustment effective the date of financial close. In the event of any such adjustment, the contract will be extended 12 months following the date of such financial close.

2.

Mr. Dillon will receive 2,500 additional stock appreciation rights (SARS). IGC shall grant these unit appreciation rights with respect to Class A Units ("Rights"), pursuant to the Company's Employee Unit Incentive Plan ("the Plan"). The rights shall be subject to the following terms: (A.) Base Price - Closing market price as of December 31, 2001; (B) Vesting - all 2,500 Rights shall vest on July 1, 2002; (C.) Expiration Date - the Rights will cease to be exercisable upon the sooner of (i) ninety (90) days following the termination of Mr. Dillon's employment agreement with IGC, or (ii) on the 10th Anniversary of the Grant Date.

3.	IBC will continue to guaranty the agreement.

4.	The agreement is hereby extended until December 31, 2002, and continues to be subject to the renewal provisions reflected in item II Term, of the agreement.

5.	The Company hereby agrees to maintain its current (or substantially similar) Directors and Officers' liability insurance coverage in full force.

6.	Mr. Dillon's vehicle allowance will be increased to $600 per month effective January 1, 2002.

7.	All other terms and conditions of the Agreement remain the same and in full force.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first set forth below, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors of the Company, to execute this Agreement.

(Signature Page Follows)

INTERSTATE GENERAL COMPANY L.P.

Date: January 1, 2002	/s/
Mark Augenblick, President

PAUL H. DILLON

Date: January 1, 2002	/s/
Paul H. Dillon

In order to induce Mr. Dillon to enter into this Employment Agreement, Interstate Business Corporation, Inc., a Delaware corporation, hereby unconditionally guarantees the performance of the obligations of IGC under this Employment Agreement.

INTERSTATE BUSINESS CORPORATION

Date: January 1, 2002	/s/
J. Michael Wilson, President